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                                                                     EXHIBIT 4.2

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE FEDERAL SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS; ACCORDINGLY, THIS SECURITY IS NOT FREELY TRANSFERABLE AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, TRANSFER OR ASSIGNMENT.


               Void after 5:00 p.m. New York Time, on May __, 2003 Non-Transferable Warrant to Purchase 250,000 Shares of Common Stock


                        --------------------------------

               WARRANT TO PURCHASE 250,000 SHARES OF COMMON STOCK

                                       OF

                              I.T. TECHNOLOGY, INC.

                        --------------------------------

               This is to Certify That, FOR VALUE RECEIVED, KENSINGTON CAPITAL CORP. ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from I.T. TECHNOLOGY, INC., a Delaware corporation ("Company"), TWO HUNDRED FIFTY THOUSAND SHARES (250,000) of the fully paid, validly issued and nonassessable shares of Common Stock of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, through and including May __, 2003, but not later than 5:00 p.m. New York Time, on May __, 2003 ("Exercise Period"). The price to be paid for each share of Common Stock shall be $6.00 per share during the first (1st) year of the Exercise Period, $7.00 per share during the second (2nd) year of the Exercise Period and $8.00 per share during the third (3rd) year of the Exercise Period. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

               1. Exercise of Warrant. Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Annex A hereto, by payment to the Company of the Exercise Price per Warrant Share in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised.

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               As soon as practicable after the Company shall have received such
Notice of Exercise and the required payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, to Holder at the address set forth in such Notice of Exercise a certificate or certificates representing the number of shares of Common Stock specified in such Notice of Exercise. The Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and Holder shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the date that such Notice of Exercise and any required payment shall have been received by the Company.

               Holder shall surrender this Warrant certificate of the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant certificate for the unexercised portion of the Warrant, but in all other respect identical to this Warrant certificate.

               The Company shall not be require to issue fractional shares of Common Stock upon an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to Holder, in cash, an amount equal to the same fraction times the FMV for the Common Stock (which, for the purposes of this Warrant, shall mean the average closing bid price of the Common Stock on the principal market for the trading of the Common Stock for the ten trading days prior to the date of the Notice of Exercise) immediately prior to the date of such exercise.

               The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrant certificates.

               1. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

               2. Rights of Holder. Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

               3. Adjustment Provisions. The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

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                      3.1 In case the Company shall (i) declare a dividend or
make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                      3.2 Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection 4.1 above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon exercise of this Warrant by the respective Exercise Price in effect on the date hereof and dividing the product so obtained by the respective Exercise Price, as adjusted.

                      3.3 No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Subsection 4.3 is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section 4, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

                      3.4 In the event that at any time, as a result of an adjustment made pursuant to Subsection 4.1 above, Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections 4.1 to 4.3 inclusive above.

                      3.5 Irrespective of any adjustments in the respective Exercise Price or the related number or kind of share purchasable upon exercise of this Warrant, Warrants


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theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

               4. Officer's Certificate. Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section 4, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted respective Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to Holder or any such holder.

               5. Notices to Warrant Holder. So long as this Warrant shall be outstanding, if there occurs a capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to Holder, at least fifteen days prior the date specified below, a notice containing a brief description of the proposed action and stating the date on which such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not effect the action taken by the Company.

               6. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such


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reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection 4.1 hereof.

               7. No Registration under Securities Act. Neither this Warrant nor any shares issuable upon the exercise of this Warrant have been registered under the Securities Act or under the securities laws of any state. In issuing this Warrant the Company has relied upon the exemption from registration provided by
Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Holder has represented to the Company that it has not acquired this Warrant with a view to distribution and that any shares issuable upon exercise of this Warrant will not be acquired by it with a view to distribution. Holder acknowledges by acceptance of the Warrant that the sale of the Warrant or of any shares issuable upon exercise of this Warrant, under certain circumstances may be deemed to constitute a distribution within the meaning of, and require registration under the Securities Act.

               8. Piggy-Back Registration.

                      8.6 Notice of Registration. If at any time the Company shall determine to register any of its equity securities, either for its own account or for the account of any holder of its Common Stock, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                             (a) promptly give to Holder written notice thereof,
and

                             (b) subject to the limitations set forth herein,
include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten days after the date of such written notice from the Company, by Holder.

                      8.7 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to this Section. In such event, the right of Holder to registration pursuant to this Section shall be conditioned upon such Holder's


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participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

                             If Holder proposes to distribute their securities
through such underwriting, Holder shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the amount of all shares held by the existing shareholders of the Company. The Company shall so advise Holder and the number of shares of Registrable Securities that may be included in the registration and underwriting shall, unless the Company has agreed otherwise with any shareholder, be allocated among all the shareholders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement and among all other holders of registration rights with the Company in accordance with their agreements. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company.

                      8.8 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                      8.9 Subordination of Registration Rights. Notwithstanding anything contained to the contrary in this Warrant, Holder's right to request registration of Registrable Securities pursuant to this Warrant shall be subject to the prior exercise or waiver of any and all registration rights granted to Instanz Nominees Pty. Ltd. ("Instanz"). Holder recognizes that Holder shall not be entitled to register any Registrable Securities pursuant to this Warrant unless Instanz"s rights have lapsed, or been exercised, or have been waived, and that Instanz is under no obligation whatsoever to exercise or waive any such rights; consequently, the registration rights granted herein may be severely limited.

                      8.10 Indemnification. The Company shall indemnify and hold harmless Holder from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Securities Act by reason of Section 9 hereof, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by Holder (or the


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representatives or agents of Holder) expressly for use therein, which indemnification shall include each person, if any, who controls Holder within the meaning of the Securities Act and each officer, director, employee and agent of Holder; provided, however, that the indemnification in this Section with respect to any prospectus shall not inure to the benefit of Holder (or to the benefit of any person controlling Holder) on account of any such loss, claim, damage or liability arising from the sale of Registerable Securities by Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by Holder to the purchaser of such securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify Holder or any other person referred to above unless Holder or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with such public offering or caused any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by Holder expressly for use therein.

                      If for any reason the indemnification provided for in the preceding paragraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                      8.11 Registration Expenses. All expenses, filing fees and other costs incurred by the Company in connection with any registration of securities pursuant to this Section 9 (exclusive of underwriting discounts, selling commissions and non-accountable expense allowances applicable to any sale of registered securities and any fees and costs of legal counsel engaged by Holder) shall be borne by the Company.

                      8.12 Prospectus. In the case of each registration effected by the Company pursuant to the provisions of Section 9 hereof, the Company will
(i) furnish to Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by Holder; and
(ii) notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of


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which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which case the Company agrees to promptly amend and/or supplement, at the Company's cost and expense, the prospectus and registration statement in order to correct any such omission or untrue statement.

               9. Registerable Securities. For purposes hereof, the term "Registerable Securities" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

               10. Venue. The terms of this Agreement shall be construed in accordance with the laws of the State of New York. The exclusive venue with respect to any claims or disputes under this Agreement shall be the appropriate State or Federal Courts located in New York, New York.

                      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.

                                         I.T. TECHNOLOGY, INC.,
                                         a Delaware corporation


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

Dated: May ____, 2000


ATTEST:



----------------------------------
                       , Secretary
----------------------

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                                  EXERCISE FORM


               The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Shares of Common Stock of I.T. Technology, Inc. at $____ per share.

                                    --------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
    ----------------------------------------------------------------
               (Please typewrite or print in block letters)


Address
       --------------------------------------------------------------

Social Security of Federal I.D. Number:
                                       ------------------------------

THE UNDERSIGNED REPRESENTS AND WARRANTS TO I.T. TECHNOLOGY, INC. THAT THE CONDITIONS FOR EXERCISE OF THE WITHIN WARRANT SET FORTH IN THE FIRST SENTENCE OF THE FIRST PARAGRAPH ABOVE HAVE BEEN FULLY COMPLIED WITH.

CHECK APPROPRIATE BOX

[ ]     Payment of $__________ enclosed

[ ]     Cashless Exercise Option

        Signature _____________________________________________
        (Sign exactly as your name appears on the first page of this Warrant)


        ------------------------------------------------------
        PRINT NAME


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